Exhibit 32.1

Certification

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned hereby certifies that:

  I have reviewed the Quarterly Report on Form 10-Q of InLand Capital Fund, L.P. (the "Report") to which this statement is an Exhibit;
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of InLand Capital Fund, L.P.

By:	Inland Real Estate Investment Corporation General Partner

By:	/S/ Brenda G. Gujral

Name:	Brenda G. Gujral

Title:	President of the General Partner and principal
executive officer of InLand Capital Fund, L.P.

Date:	August 11, 2005